                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form N-2) and related prospectus and statement of additional information of the Nuveen Virginia Dividend Advantage Municipal Fund 2 filed with the Securities and Exchange Commission in the Fund's amendment
No. 1 to the registration statement under the Securities Act of 1933 (File
No. 333-71284) and the Fund's pre-effective amendment No. 1 to the registration statement under the Investment Company Act of 1940 (File No. 811-10523).

                                                /s/ ERNST & YOUNG LLP

Chicago, Illinois

October 16, 2001